Exhibit 99.01

McLagan comparable companies

300 North Capital, LLC
Aberdeen Asset Management, Inc.
Acadian Asset Management, LLC
Adams Express Company, The
Adams Street Partners, LLC
Aegon USA Realty Advisors, Inc.
AIG Investments
Alcatel-Lucent Investment Management Corporation
Fred Alger Management, Inc.
AllianceBernstein L.P.
Allianz of America, Inc.
Allianz Global Investors
Allstate Investments, LLC
American Century Investments
Ameriprise Financial, Inc.
Analytic Investments, LLC
Artio Global Management LLC
Ashfield Capital Partners, LLC
Aurora Investment Management L.L.C.
Aviva Investors
AXA Equitable
AXA Investment Managers
AXA Rosenberg Investment Management Ltd.
Babson Capital Management LLC
Banco Santander
Bank of America
Bank of Ireland Corporate Banking
Bank of New York Mellon (The)
Bank of Nova Scotia (The)
Barclays Capital Group
Barclays Global Investors, N.A.
Baring Asset Management, Inc.
BB&T Asset Management, Inc.
BlackRock Financial Management, Inc.
BMO Financial Group
BNP Paribas Asset Management Inc.
BNY Mellon Asset Management
Boston Company Asset Management, LLC, The
Brandes Investment Partners, L.P.
Brandywine Global Investment Management, LLC
Bridgeway Capital Management, Inc.
Bridgewater Associates, Inc.
Brown Advisory Holdings Incorporated
Brown Brothers Harriman & Co.
CAI Cheuvreux
Calyon
Capital Group Companies, Inc., The
CIBC World Markets
Citadel Investment Group, LLC
Calamos Investments
Capital One Financial
Capital Growth Management
Christian Brothers Investment Services, Inc.
Cigna Investment Management, LLC
Citigroup
Commerzbank
Copper Rock Capital Partners, LLC
Credit Suisse
CUNA Mutual Group
D.A. Davidson & Co.
Declaration Management & Research LLC
Delaware Investments
Deutsche Bank
Deutsche Asset Management
Diamond Hill Capital Management, Inc.
Dimensional Fund Advisors Inc.
Dresdner Kleinwort
Dreyfus Corporation
Driehaus Capital Management LLC
DuPont Capital Management
Dwight Asset Management, LLC
Eaton Vance Management
Edward Jones
Empirical-Research
Epoch Investment Partners, Inc.
EquiLend
Evergreen Investment Mgmt Co. (Wachovia)
Exelon Corp.
FAF Advisors, Inc. (US Bancorp)
FBR Capital Markets Corp.
Federated Investors, Inc.
Fidelity Investments
Fifth Third Asset Management
First Quadrant Corporation
Fischer, Francis Trees & Watts, Inc.
Fortis Financial Services LLC
Fortis Investment Management USA, Inc.
Fox-Pitt Kelton Cochran Caronia Waller
Franklin Templeton Investments
Frost National Bank
GE Asset Management
Goldman Sachs & Co.
Goldman Sachs Asset Management
Great-West Life Assurance Company
Harris Investment Management Inc.
Hartford Investment Management Company
Harvard Management Company, Inc.
Heitman
Henderson Global Investors (North America) Inc.
Howard Hughes Medical Institute
HSBC Global Asset Mgmt/Halbis Capital Mgmt
HBBC Global Banking and Markets
Invesco Plc
ICMA Retirement Corporation
ING
ING Investment Management
INTECH Investment Management LLC
Investment Counselors of Maryland, LLC
ITG
Jackson National Life
Jacobs Levy Equity Management, Inc.
Janney Montgomery Scott Inc.
Janus Capital Group
Jennison Associates, LLC
John Hancock Financial Services
JP Investment Bank
JPMorgan Asset Management
Kayne Anderson Rudnick Investment Mgmt, LLC
Landesbank Baden-Wurttemburg - US offices
Lazard Capital Markets
Legal & General Investment Mgmt (America)
Legg Mason & Co., LLC
Loomis, Sayles & Company, L.P.
Man Group plc
Matthews International Capital Management LLC
MEAG New York Corporation (Munich RE)
Mellon Capital Management
Mercer Global Investments
Merrill Lynch & Co., Inc.
MetLife Investments
MFS Investment Management
Mitsubushi Securities
Mizuho Alternative Investments
Morgan Keegan & Company, Inc.
Morgan Stanley
Morgan Stanley Investment Management
Morgan Stanley Asset Management
Natixis
Natixis Global Associates
National Railroad Retirement Investment Trust
Natixis Global Asset Management, L.P.
Nationwide
New York Life Investment Management LLC
NFJ Investment Group L.P.
Nicholas Applegate Capital Management
Nikko Asset Management Americas, Inc.
Nomura Asset Management U.S.A. Inc.
Nomura Corporate Research & Asset Management
Nomura Securities
Northwestern Mutual Life Insurance Company
Numeric Investors LLC
Nuveen Investments
NWQ Investment Management Company, LLC
Old Mutual Asset Management
Old Mutual Capital, Inc.
Oppenheimer Capital LLC
Oppenheimer Funds, Inc.
Pacific Life Insurance Company
PartnerReinsurance Capital Markets Corp.
PIMCO Advisors, L.P.
Pioneer Investment Management, USA
Piper Jaffray
Pitcairn Financial Group
PPM America, Inc.
Principal Global Investors
ProFund Advisors LLC / ProShare Advisors LLC
Promark Global Advisors (formerly GM Asset Mgmt)
Prudential Financial
Putnam Investments
Pyramis Global Advisors
Pzena Investment Management, LLC
Qwest Asset Management Company
Rabobank Nederland
Raymond James & Associates
RCM Capital Management LLC
Reich & Tang Asset Management
RidgeWorth Capital Management Inc. (SunTrust)
Robert W. Baird & Co. Inc.
Royal Bank of Canada
Royal Bank of Scotland
RS Investment Management Co. LLC
Russell Investments
Rydex Investments
SCM Advisors LLC
Sands Capital Management, LLC
Santa Barbara Asset Management, LLC
Schroder Investment Management N. A. Inc.
Charles Schwab Investment Management, Inc.
Sentinel Investments (National Life of Vermont)
Skandinaviska Endskilda Banken
Societe Generale
Southwest Securities
Sovereign Bank
Standard Life Investments (USA) Limited
Standish Mellon Asset Management
State Street Bank & Trust Company
State Street Global Advisors
Stone & Youngberg
SunTrust Banks
Susquehanna International Group
Swiss Re Asset Management
Symphony Asset Management LLC
T. Rowe Price Associates, Inc.
TD Securities
Thompson, Siegel & Walmsley, LLC
Thornburg Investment Management
Thrivent Financial for Lutherans
TIAA-CREF
Tradewinds Global Investors, LLC
Trilogy Global Advisors, LLC
Trust Company of the West
UBS
UBS Global Asset Management
UMB Financial Corporation
Unicredit
University of California, Office of the Treasurer
Urdang Capital Management/Urdang Securities Mgmt
UTIMCO (University of TX Investment Mgmt Company)
Vanguard Group, Inc., The
Verizon Investment Management Corp.
Victory Capital Management (KeyCorp)
Virtus Investment Partners, Inc.
Voyageur Asset Management Inc.
Wachovia Corporation
Waddell & Reed, Inc.
Wells Capital Management
Wellington Management Company, LLP
Western Asset Management Company
Westwood Holdings Group, Inc.
William Blair & Company, L.L.C.
Williams College
Winslow Capital Management Inc.
WisdomTree Investments, Inc.